Exhibit 99.2

WellCare Announces Offering of Common Stock

TAMPA, Fla. (Aug. 6, 2018) — WellCare Health Plans, Inc. (NYSE: WCG) (the “Company” or “WellCare”) announced today that it intends to offer for sale 3,990,712 shares of its common stock (the “common stock”). SunTrust Robinson Humphrey and J.P. Morgan will serve as joint book-running managers and as representatives of the underwriters for the offering. Goldman Sachs & Co. LLC and Wells Fargo Securities will also serve as joint book-running managers for the offering. The Company will grant the underwriters an option for 30 days to purchase up to an additional 598,606 shares of common stock.

WellCare intends to use the net proceeds from the offering to fund a portion of the cash consideration for the Company’s previously announced acquisition (the “Acquisition”) of Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc. and MeridianRx, a pharmacy benefit manager, (collectively, “Meridian”) to pay related fees and expenses and for general corporate purposes. If the Acquisition is not completed for any reason, WellCare will use the net proceeds from the offering for general corporate purposes. The offering is not contingent upon the consummation of the Acquisition, which the Company expects to close in the next few months, subject to the satisfaction of certain closing conditions, including the receipt of regulatory approvals.

The common stock will be issued pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-3. Copies of the prospectus supplement and the accompanying prospectus may be obtained by contacting any joint book-running manager using the information provided below. An electronic copy of the prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About WellCare Health Plans, Inc.

Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. The company served approximately 4.4 million members nationwide as of June 30, 2018. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Joint Book-Running Managers Contact Information

SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE 9th Floor Atlanta, GA 30326 Attn: Prospectus Department Toll-free: 404-926-5744 Email: strh.prospectus@suntrust.com	J.P. Morgan Securities LLC c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewater, NY 11717 Toll-free: 866-803-9204

Goldman Sachs & Co. LLC 200 West Street New York, NY 10282 Attn: prospectus-ny@ny.email.gs.com Toll-free: 866-471-2526 Email: prospectus-ny@ny.email.gs.com	Wells Fargo Securities 375 Park Avenue New York, NY 10152 Attn: Equity Syndicate Department Toll-free: 800-326-5897 Email: cmclientsupport@wellsfargo.com

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will” and similar expressions are forward-looking statements. Statements regarding the offering and the Acquisition contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to complete the offering and the Acquisition in a timely manner or at all (which may adversely affect WellCare’s business), the failure to satisfy the conditions to the consummation of the Acquisition (including the receipt of certain governmental and regulatory approvals) and any requirements that may be imposed by governmental or regulatory authorities as a condition to approving the Acquisition. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in the Company’s filings with the U.S. Securities and Exchange Commission, included under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

CONTACTS:

Investors	Media
Beau Garverick	Chris Curran
813-206-2329	813-206-5428
beau.garverick@wellcare.com	chris.curran@wellcare.com

Matt Humphries 813-206-6096 matt.humphries@wellcare.com